Exhibit 32

WESTCOTT PRODUCTS CORPORATION
Certification of Principal Executive and Financial Officer
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Westcott Products Corporation (the "Company") on Form 10-K for the year ended September 30, 2011, Wayne Bassham and Todd Albiston hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:	October 13, 2011	By:	/s/Wayne Bassham
Wayne Bassham
President and Director
Principal Executive Officer

Date:	October 13, 2011	By:	/s/Todd Albiston
Todd Albiston
Vice President, Director and acting CFO
Principal Financial Officer